SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2002

MERCURY AIR GROUP, INC.

(Exact name of Registrant as specified in Charter)

DELAWARE	1-7134	11-1800515

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5456 McConnell Avenue, Los Angeles, CA 90066

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (310) 827-2737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 10.5
Exhibit 10.6
Exhibit 99.1

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

     On December 30th, 2002, the Company entered into agreements refinancing its senior secured credit facilities with Foothill Capital Corporation, a division of Wells Fargo Bank, for a five-year term, as agent for the lenders party thereto. In addition, the Company and J.H. Whitney Co. Mezzanine Fund entered into agreements revising the terms of their subordinated loan facility, which will mature on December 31, 2005. The funding under the senior facility and the amendments to the subordinated loan were completed on December 31, 2002.

     The Foothill facility provides a total of up to $42.5 million in revolving and term loans. The term loan is for an amount equal to $12,500,000, while the revolving loan is for an amount not to exceed 85% of Eligible Accounts (as defined), subject to certain limitations. The term loan is payable in $1,000,000 installments each April 1 and October 1, beginning April 1, 2003 and in $500,000 installments each July 1 and December 31, until paid in full. Amounts repaid under the term loan increase the maximum availability under the revolving loan. The Foothill facility also provides for the issuance of certain letters of credit. The facility may be terminated on December 23, 2005, if the Whitney facility is not paid in full or refinanced, on terms acceptable to Foothill, prior to October 31, 2005. The facility is secured by substantially all of the assets of the Company and its subsidiaries. The Foothill facility contains provisions that require the maintenance of certain financial ratios including minimum EBITDA levels, minimum fixed charge coverage ratios, and maximum annual capital expenditure levels. In addition, under the Foothill facility, the Company is prohibited from paying non-intercompany cash dividends. Although the Whitney obligation is generally subordinate to the Foothill facility, a portion of the Whitney obligation can be repaid ahead of the debt to Foothill in the event certain financing transactions are completed.

     The revised Whitney facility is in the form of a $24.0 million Senior Subordinated 12% Note (the “Note”) with detachable warrants to purchase 503,126 shares of the Company’s common stock exercisable at $3.742 per share through September 9, 2006. The warrant exercise price was reduced from $5.50 per share. The Note is secured by the Company’s assets, subordinate to Foothill’s interest. Warrants to purchase an additional 5% of the Company’s common stock, exercisable for nominal consideration, will be issued if the principal amount of the Note is not prepaid by December 31, 2003. Warrants to purchase a second 5% of the Company’s common stock, exercisable for nominal consideration, along with an additional note in the original principal amount of $5,000,000, will also be issued if the outstanding principal amount of the Note is greater than $12,000,000 after December 31, 2003. The Company is currently assessing various options that will enable it to prepay the principal portion of the Note to avoid the necessity of having to issue the additional warrants and incur the additional note obligation. If the Company determines that it is probable that the Note, or a portion of the Note, will be prepaid, the estimated amount of the prepayment may be classified as a current portion of long term debt on the Company’s balance sheet. If the Company determines that it is not probable that the Note, or any portion of the Note, will be prepaid, the Company will accrue the additional cost of the new warrants and the additional note obligation over the remaining term of the Note when it is deemed that the prepayment is not probable. The Company is also required to prepay all outstanding principal of the Note and any additional note on December 31, 2004, but the failure by the Company to make such prepayment will not entitle the holder to accelerate the balance on the outstanding Note or outstanding additional note. The revised Whitney facility contains similar covenants as in the original Whitney facility, including covenants that, among other matters, limit senior indebtedness, the payment of dividends, and the disposition of assets. The revised covenants also include minimum EBITDA requirements and capital expenditure limitations. Under the Whitney facility, the Company is also required to file a registration statement with the SEC, by March 31, 2003, for the common stock underlying the warrants.

     As required by the Whitney agreement, the Company has formed committees consisting of its independent directors to seek opportunities for asset sales and other financing transactions, with a view to reducing the Company’s total debt.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  See exhibit index.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2003	MERCURY AIR GROUP, INC.

By:

Joseph A. Czyzyk
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Loan and Security Agreement dated as of December 30, 2002 by and among the Registrant, certain of its subsidiaries, Foothill Capital Corporation, and certain other lenders.

10.2	Amendment No. 3 to Securities Purchase Agreement, dated as of December 30, 2002, by and between Mercury Air Group, Inc. and J.H. Whitney Mezzanine Fund, L.P.

10.3	Amended and Restated WMF Warrant dated as of September 10, 1999.

10.4	Amended and Restated WMF Senior Subordinated Promissory Note dated as of September 10, 1999.

10.5	Security Agreement, dated as of December 30, 2002, between the Registrant, certain of its subsidiaries, and J.H. Whitney Mezzanine Fund.

10.6	Subordination Agreement dated December 30, 2002 among Registrant, certain of its subsidiaries, J.H. Whitney Mezzanine Fund, L.P., and Foothill Capital Corporation.

99.1	Press Release.